                                                                    Exhibit 23.1

Glowpoint, Inc.
225 Long Avenue
Hillside, NJ 07205

We hereby consent to the incorporation by reference in the Form S-3 of our report dated February 24, 2004 relating to the consolidated financial statements and schedules of Glowpoint, Inc. appearing in the Company's Annual Report on
Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Form
S-3.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Boston, Massachusetts

April 5, 2004